FIFTH AMENDMENT TO
DISTRIBUTION AGREEMENT
This Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of the 31st day of March 2009,as amended, by and between American Beacon Funds, American Beacon Mileage Funds and American Beacon Select Funds, each a Massachusetts business trust that acts as an open-end investment company (each a “Client” and, collectively, the “Clients”) and Foreside Fund, Services, LLC, a Delaware limited liability company (“Foreside”) is entered into as of July 1, 2011 (the “Effective Date”).
     WHEREAS, Foreside and the Client(s) desire to amend Schedule 1 of the Agreement to remove a series and to add a new series to the American Beacon Funds; and
     WHEREAS, the parties may amend Schedule 1 in accordance with Section 7.5 of the Agreement;
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
I.	Schedule 1 to the Agreement is hereby amended and restated as provided on Appendix A attached hereto;

II.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

American Beacon Funds,
American Beacon Mileage Funds, and
American Beacon Select Funds

By:	/s/ Gene L. Needles, Jr.,

Gene L. Needles, Jr., President

FORESIDE FUND SERVICES, LLC

By:	/s/ Mark Fairbanks

Mark Fairbanks, President

AMERICAN BEACON FUNDS
AMERICAN BEACON MILEAGE FUNDS
AMERICAN BEACON SELECT FUNDS
DISTRIBUTION AGREEMENT
Appendix A
Funds and Classes of the Clients
As of July 1, 2011

Funds	Classes
American Beacon Funds
Balanced Fund	AMR, Institutional, Investor, Advisor, A, C, Y
Large Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
Large Cap Growth Fund	AMR, Institutional, A, C, Y
Mid-Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y
Small Cap Value Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
S&P 500 Index Fund	Institutional, Investor
Small Cap Index Fund	Institutional
Evercore Small Cap Equity Fund	Institutional, Investor, A, C, Y
International Equity Index Fund	Institutional
International Equity Fund	AMR, Institutional, Investor, Advisor, A, C, Y, Retirement
Emerging Markets Fund	AMR, Institutional, Investor, A, C, Y
High Yield Bond Fund	AMR, Institutional, Investor, A, C, Y
Retirement Income and Appreciation Fund	Investor, A, C, Y
Treasury Inflation Protected Securities Fund	Institutional, Investor, A, C, Y
Intermediate Bond Fund	Institutional, Investor, A, C, Y
Short-Term Bond Fund	Institutional, Investor, A, C, Y
SiM High Yield Opportunities Fund	Institutional, Investor, A, C, Y
Flexible Bond Fund	Institutional, Investor, A, C, Y
Zebra Large Cap Equity Fund	Institutional, Investor, A, C, Y, Retirement
Zebra Small Cap Equity Fund	Institutional, Investor, A, C, Y, Retirement

American Beacon Mileage Funds
Money Market Mileage Fund	Mileage

American Beacon Select Funds
Money Market Select Fund	Select
U.S. Gov’t. Money Market Select Fund	Select